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                                                                    Exhibit 10.5

                            FOURTH AMENDMENT TO THE
                                eDIETS.COM, INC.
                               STOCK OPTION PLAN


     The eDiets.com, Inc. Stock Option Plan shall be amended, effective October 16, 2001, as follows:

     (1) The first paragraph of Article II shall be deleted, and the following included in its place:

     "The aggregate number of shares as to which Options may be granted from time to time shall be 5,000,000 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VII hereof). The maximum number of shares as to which Options may be granted in any calendar year to any one Key Employee shall not exceed 1,000,000 (subject to adjustment for stock splits, stock dividends and other adjustments described in Article VII hereof)."

     (2) The second sentence of Subparagraph 2 of Paragraph F of Article V shall be deleted, and the following is included in its place:

     "For purposes of this Plan, unless otherwise provided in an employment agreement with a Participant, cause shall be deemed to include (but shall not be limited to) wrongful appropriation of funds of the Company or an Affiliate, divulging confidential information about the company or an Affiliate to the public, the commission of a gross misdemeanor or felony, or the performance of any similar action that the Board and the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination."

     (3) The last sentence of Paragraph I of Article V shall be deleted and the following inserted in its place:

     "Unless otherwise determined by the Committee, in the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto."